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                                                                   EXHIBIT 23(a)

                             HUDDLESTON & CO., INC.
                       PETROLEUM AND GEOLOGICAL ENGINEERS

                           1111 FANNIN -- SUITE 1700
                              HOUSTON, TEXAS 77002

                             ---------------------

                                 (713) 656-0248

                               December 30, 1996

Zapata Exploration Company
1717 St. James, Suite 550
Houston, Texas 77056

Gentlemen:

     Huddleston & Co., Inc., has prepared oil and gas reserve estimates for Zapata Exploration Company, a subsidiary of Zapata Corporation (the "Company"), for the Company's fiscal years ended September 30, 1986, 1987, 1988, 1989, 1990, 1991, 1992, 1993, 1994, 1995, and 1996. Such estimates are included in the notes to the Financial Statements of the Company which appear in the Company's annual report on Form 10-K for the fiscal year ended September 30, 1996.

     Huddleston & Co., Inc., hereby consents to the identification in such Form 10-K of Huddleston & Co., Inc., as the expert which has prepared such estimates, and the identification of Huddleston & Co., Inc., with respect to such matters in the post-effective amendments to the Company's registration statements on Form S-3 covering certain of the shares of the Company's common stock subject to stock options granted to employees of the Company. Huddleston & Co., Inc., also hereby consents to the inclusion of this letter as an exhibit to such Form 10-K and registration statements.

                                            Very truly yours,

                                            HUDDLESTON & CO., INC.

                                            By:  /s/  PETER D. HUDDLESTON
                                            ------------------------------------
                                                 Peter D. Huddleston, P.E.
                                                         President